Exhibit 10.25

NOTES EXTENSION AGREEMENT

This Notes Extension Agreement (the “Agreement”) is entered into as of June 30, 2025 by and between the Mary S. Dent Gifting Trust (the “Holder”) and HealthLynked Corp., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, during 2024, the Company issued to Holder the following unsecured promissory notes (collectively, the “Notes”):

	Note	Scheduled
Note Type	Date	Maturity	Principal

Convertible Note	03/27/24	06/27/25	$350,000.00
Convertible Note	04/10/24	04/10/25	$150,000.00
Convertible Note	04/18/24	04/18/25	$50,000.00
Convertible Note	12/04/24	05/04/25	$25,000.00
Convertible Note	06/03/24	06/03/25	$1,000,000.00
Convertible Note	12/17/24	06/17/25	$70,000.00
Convertible Note	12/31/24	07/01/25	$120,000.00
Total			$1,765,000.00

WHEREAS, the Company and Holder wish to amend certain terms and conditions of the Notes as described below.

AGREEMENT

NOW THEREFORE, the Holder and the Company hereby agree as follows:

1.	The scheduled Maturity Date (as defined in each of the Notes and shown in the table above) of each of the Notes is hereby changed to December 31, 2025; and

2.	Through the date of this Agreement, interest on any unpaid Original Principal Amount (as defined in the Notes) shall accrue at an annual rate equal to the rate as sated in the original applicable Note agreement. Starting on the date hereof, interest shall accrue at a rate of fifteen percent (15%) per annum and at a rate of eighteen percent (18%) for any portion of the Original Principal Amount unpaid after December 31, 2025; and

3.	As consideration for this Agreement, the Company agrees to issue to Holder a ten-year warrant to purchase 1,985,625 shares of the Company’s common stock at an exercise price of $0.02 per share, equal to the closing market price on the date of this Agreement; and

4.	All other terms and conditions of Notes shall remain unchanged; and

5.	The Holder hereby waives any default under the Notes now occurring or that has occurred, and the Company and Holder acknowledge that the Notes are not in default as of or through the date hereof.

IN WITNESS HEREOF, the undersigned have executed this agreement as of the date first set forth above.

COMPANY:		HOLDER:

HEALTHLYNKED CORP.		THE MARY DENT GIFTING TRUST

By:	/s/ Jeremy Daniel	By:	/s/ Michael Dent
Name:	Jeremy Daniel	Name:	Michael Dent
Title:	Chief Financial Officer	Title:	Trustee